Exhibit 99.1

June 19, 2008

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera Gjesdal	Chris Henson	Bob Denham
Senior Vice President	Senior Executive Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3058	(336) 733-3008	(336) 733-1475

BB&T reaffirms first-quarter dividend comment

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said it is reaffirming an earlier assertion from its first-quarter earnings report that the company’s capital levels remain strong and management anticipates “some increase in the cash dividend during 2008.”

BB&T has increased its cash dividend 36 consecutive years and has paid a cash dividend to shareholders every year since 1903. BB&T released first quarter earnings April 17.

With $136.4 billion in assets, Winston-Salem, N.C.-based BB&T Corporation is the nation’s 14th largest financial holding company. It operates nearly 1,500 financial centers in 11 states and Washington, D.C. More information about the company is available at BBT.com.

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